INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-63608 of the International Game Technology Profit Sharing Plan on Form S-8 of our report dated March 13, 1995, appearing in this Annual Report on Form 11-K of the International Game Technology Profit Sharing Plan for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Reno, Nevada
June 27, 1995